Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-Q of Par Pharmaceutical Companies, Inc. (the “Company”) for the annual period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Tropiano, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification accompanies the Report and shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

/s/ Michael A. Tropiano
Michael A. Tropiano
Executive Vice President and Chief Financial Officer
March 18, 2014